UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2014

VERITEQ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 CONGRESS PARK DRIVE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-846-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2014, Marc Gelberg was appointed Chief Accounting Officer and Vice President of Financial Reporting of VertiTeQ Corporation (the “Company”) and will serve as the Company’s Principal Accounting Officer. Mr. Gelberg was previously Corporate Controller of Fusion Telecommunications International, Inc., a provider of unified communications and cloud services, since April of 2011, assuming the additional responsibilities of Vice President of Finance and Senior Vice President of Finance in November of 2012 and March of 2014, respectively.  From November of 2010 through March of 2011, Mr. Gelberg served as an SEC Reporting consultant for China Direct Industries, Inc., primarily serving its client companies.  From February of 2008 through September 2010, Mr. Gelberg was Vice President, Corporate Controller for Cross Match Technologies, Inc. and from July of 2006 through February of 2008 he was Vice President of Accounting and Financial Reporting for ION Media Networks, Inc. Mr. Gelberg holds a Bachelor’s Degree in Economics from the State University of New York at Albany, and received his CPA certification from the State of New York in 1994.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriTeQ Corporation

Date: October 31, 2014	/s/ Michael E. Krawitz
Michael E. Krawitz
Chief Legal and Financial Officer